Exhibit 99.1

Glucotrack Announces IDE Submission for U.S. Clinical Study of its Novel Implantable Continuous Blood Glucose Monitoring Technology

Submission supports advancement of a long-term, fully implantable, blood-based continuous glucose monitoring platform

Rutherford, NJ, May 7, 2026 (GLOBE NEWSWIRE) — Glucotrack, Inc. (Nasdaq: GCTK) (“Glucotrack” or the “Company”), a medical technology company focused on the design, development, and commercialization of novel technologies for people with diabetes, today announced that it has submitted its Investigational Device Exemption (IDE) application to the U.S. Food and Drug Administration (FDA) to initiate a US clinical study for its fully implantable continuous blood glucose monitoring (CBGM) technology.

The IDE submission represents an important step for Glucotrack and reflects the Company’s progress to date in its preclinical development and technical foundation of the technology. With this submission, Glucotrack moves closer to advancing its implantable monitoring system toward clinical evaluation in the United States, with the goal of offering people with diabetes a new option for continuous glucose monitoring designed to provide long-term, real-time, blood-based accuracy without an on-body wearable. The Company plans to proceed with its U.S. clinical study following FDA review and approval.

“Submission of our IDE represents meaningful progress in the development of our CBGM technology and underscores our commitment to helping people with diabetes live more fully,” said Paul V. Goode, PhD, President and Chief Executive Officer of Glucotrack. “Our fully implantable solution is designed to be comfortable and discreet so that people can focus on their daily lives – allowing them to work, exercise, sleep, and socialize without the disruption of frequent sensor changes, visible wearables, or reordering supplies. We look forward to generating the clinical data needed to advance toward regulatory approval and demonstrate that continuous glucose monitoring can be both highly accurate and virtually invisible.”

The IDE submission follows several years of focused engineering, preclinical evaluation, and iterative design work supporting the development of a long-term, fully implantable CBGM system. Data generated to date support advancing the technology into U.S. clinical evaluation as the Company enters the next phase of development.

For more information about Glucotrack’s CBGM, visit www.glucotrack.com.

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About Glucotrack, Inc.

Glucotrack, Inc. (NASDAQ: GCTK) is focused on the design, development, and commercialization of novel technologies for people with diabetes. The Company is currently developing a long-term implantable continuous blood glucose monitoring system for people living with diabetes.

Glucotrack’s Continuous Blood Glucose Monitor (CBGM) is a long-term, implantable system that continually measures blood glucose levels with a sensor longevity of 3 years, no on-body wearable component and with minimal calibration. The Glucotrack CBGM is an Investigational Device and is limited by federal (or United States) law to investigational use.

For more information, please visit http://www.glucotrack.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “anticipate”, “believe”, “expect”, “plan” and “will” are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. These statements relate only to events as of the date on which the statements are made, and Glucotrack undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Glucotrack will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Readers are cautioned that certain important factors may affect Glucotrack’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Glucotrack’s results include, but are not limited to, the ability of Glucotrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including U.S. Food and Drug Administration approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to Glucotrack’s future distribution agreements; risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel; and the additional risk factors described in Glucotrack’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on March 30, 2026.

Contacts:

Investor Relations:	Media:
investors@glucotrack.com	GlucotrackPR@icrinc.com